Consent of Independent Accountants



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the Ultramar Diamond Shamrock Corporation Nonqualified 401(k)Plan and to the incorporation by reference therein of our report dated February 7, 1997 with respect to the consolidated financial statements and schedule of Ultramar Diamond Shamrock Corporation (formerly Ultramar Corporation) included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with Securities and Exchange Commission.


                                           /s/ ERNST & YOUNG LLP
                                               ERNST & YOUNG LLP




San Antonio
May 22, 1997




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